FOR IMMEDIATE RELEASE
Contacts:	Ewen R. Cameron, President & CEO telt@teltronics.com 941.753.5000	IDEAS THAT COMMUNICATE 941.753.5000 941.751.7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

TELTRONICS ANNOUNCES THIRD QUARTER RESULTS

SARASOTA, Fla., November 14, 2003 - Teltronics, Inc. (OTCBB: TELT.OB) today announced its financial results for the three months and nine months ended September 30, 2003.

Sales for the three months ended September 30, 2003 were $13.2 million, as compared to $14.4 million reported for the same period in 2002. Sales for the nine months ended September 30, 2003 were $37.8 million, as compared to $44.7 million reported for the same period in 2002. Gross profit margin for the three months ended September 30, 2003 increased to 40.8% from 38.7% reported for the same period in 2002. Gross profit margin for the nine months ended September 30, 2003 increased to 39.8% from 37.2% reported for the same period in 2002.

Operating expenses for the three months ended September 30, 2003 were $4.3 million, as compared to $5.2 million for the same period in 2002. Operating expenses for the nine months ended September 30, 2003 were $15.3 million, as compared to $16.4 million reported for the same period in 2002. Net income for the three months ended September 30, 2003 was $723,000, as compared to net income of $47,000 for the same period in 2002. Net loss for the nine months ended September 30, 2003 was $1.5 million, as compared to a net loss of $882,000 for the same period in 2002. The net income available to common shareholders for the three months ended September 30, 2003 was $572,000, as compared to a net loss available to common shareholders of $103,000 for the same period in 2002. The net loss available to common shareholders for the nine months ended September 30, 2003 was $1.9 million, as compared to a net loss available to common shareholders of $1.2 million for the same period in 2002. The net income per diluted share for the three months ended September 30, 2003 was $0.07, as compared to a net loss per diluted share of $0.02 for the same period in 2002. The net loss per diluted share for the nine months ended September 30, 2003 was $0.27, as compared to a net loss per diluted share of $0.23 for the same period in 2002.

“While our third quarter 2003 sales were down slightly from the same period in 2002 sales increased when compared to our previous quarter,” said Ewen Cameron, Teltronics’ President and Chief Executive Officer. “We are continuing to focus on cost management as evidenced by the increase in our gross margins and decrease in our operating costs over the same period last year and the second quarter of 2003” Mr. Cameron added.

About Teltronics, Inc.:

        Teltronics, Inc. is dedicated to excellence in the design, development, and assembly of electronics equipment and software to enhance the performance of telecommunications networks. The Company manufactures telephone switching systems and software for small-to-large size businesses, government, and 911 public safety communications centers. Teltronics provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their telecommunications systems. The Company also serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found at their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company’s filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(Tables below)

TELTRONICS, INC. AND SUBSIDIARIESCONDENSED
CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2003	December 31, 2002
	(Unaudited)
Current assets:
Cash and cash equivalents	$ 148,514	$ 791,020
Accounts receivable, net of allowance for doubtful accounts
of $158,105 at September 30, 2003 and $399,610 at
December 31, 2002	7,403,484	5,155,877
Costs and estimated earnings in excess of billings on
uncompleted contracts	496,014	740,650
Inventories, net	5,920,999	6,187,196
Prepaid expenses and other current assets	474,578	427,904

Total current assets	14,443,589	13,302,647
Property and equipment, net	5,804,861	4,076,265
Goodwill	241,371	241,371
Other intangible assets, net	208,020	253,575
Other assets	317,315	274,853

Total assets	$21,015,156	$18,148,711

TELTRONICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS — Continued LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

	September 30, 2003 (Unaudited)	December 31, 2002
Current liabilities:
Current portion of long-term debt	$ 4,716,957	$ 2,193,401
Current portion of capital lease obligations	23,717	--
Accounts payable	6,326,533	4,356,985
Billings in excess of costs and estimated earnings
on uncompleted contracts	152,822	1,347,685
Accrued expenses and other current liabilities	2,972,699	2,479,300
Deferred revenue	1,430,367	1,738,201

Total current liabilities	15,623,095	12,115,572

Long-term liabilities:
Long-term debt, net of current portion	9,608,072	8,641,785
Capital lease obligations, net of current portion	94,217	--

Total long-term liabilities	9,702,289	8,641,785

Shareholders' deficiency:
Common stock, $.001 par value, 40,000,000 shares
authorized, 7,354,736 and 5,930,241 issued and
outstanding at September 30, 2003 and December 31,
2002, respectively	7,355	5,930
Non-voting common stock, $.001 par value, 5,000,000 shares
authorized, zero shares issued and outstanding	--	--
Preferred Series A stock, $.001 par value, 100,000 shares
authorized, 100,000 shares issued and outstanding	100	100
Preferred Series B Convertible stock, $.001 par value, 25,000
shares authorized, 12,625 shares issued and outstanding	13	13
Preferred Series C Convertible stock, $.001 par value, 50,000
shares authorized, 40,000 shares issued and outstanding	40	40
Additional paid-in capital	24,087,413	23,812,232
Deferred compensation	(50,000)	--
Accumulated other comprehensive loss	(69,117)	(72,560)
Accumulated deficit	(28,286,032)	(26,354,401)

Total shareholders' deficiency	(4,310,228)	(2,608,646)

Total liabilities and shareholders' deficiency	$ 21,015,156	$ 18,148,711

TELTRONICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net sales
Product sales and installation	$10,880,879	$12,106,848	$30,716,380	$38,496,377
Maintenance and service	2,365,087	2,286,042	7,079,331	6,231,323

	13,245,966	14,392,890	37,795,711	44,727,700
Cost of sales	7,840,528	8,818,823	22,753,286	28,074,831

Gross profit	5,405,438	5,574,067	15,042,425	16,652,869

Operating expenses:
General and administrative	1,378,214	1,161,716	4,430,636	3,907,705
Sales and marketing	1,929,715	2,491,061	6,618,947	8,148,484
Research and development	648,780	1,195,073	3,338,194	3,244,486
Depreciation and amortization	302,402	362,785	949,723	1,050,652

	4,259,111	5,210,635	15,337,500	16,351,327

Income (loss) from operations	1,146,327	363,432	(295,075)	301,542

Other income (expense):
Interest	(339,534)	(266,540)	(935,816)	(928,237)
Financing	(77,949)	(93,021)	(241,347)	(257,573)
Litigation costs	--	--	--	(15,500)
Other	(8,689)	40,996	(2,888)	29,190

	(426,172)	(318,565)	(1,180,051)	(1,172,120)

Income (loss) before income taxes	720,155	44,867	(1,475,126)	(870,578)
Provision for income taxes (benefit)	(2,795)	(2,361)	5,005	11,711

Net income (loss)	722,950	47,228	(1,480,131)	(882,289)
Dividends on Preferred Series B and C Convertible stock	150,500	150,500	451,500	351,678

Net income (loss) available to common shareholders	$572,450	$(103,272)	$(1,931,631)	$(1,233,967)

Net income (loss) per share:
Basic	$0.08	$(0.02)	$(0.27)	$(0.23)

Diluted	$0.07	$(0.02)	$(0.27)	$(0.23)